                                                                        Exhibit 4.3

[FACE OF NOTE]

THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK (“CLASS A COMMON STOCK”) OF EXCEL MARITIME CARRIERS LTD. (THE “COMPANY”) ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS.  NONE OF THIS SECURITY, THE SHARES OF  CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE ORIGINAL ISSUE DATE HEREOF ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER,”AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

CUSIP:300668 AA8
No.: 1

1.875% Convertible Senior Note due 2027

Excel Maritime Carriers Ltd., promises to pay to CEDE & CO. or its registered assigns, the principal sum of ONE HUNDRED AND FIFTY-MILLION DOLLARS or such lesser amount as is indicated in the records of the Trustee and the Depositary, on October 15, 2027 and to pay interest thereon from October 10, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 of each year, commencing April 15, 2008, at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at 5:00 p.m. (New York City time) on the Record Date with respect to such Interest Payment Date, which shall be April 1 or October 1, as the case may be, next preceding the related Interest Payment Date.

Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.  If a payment date is not a Business Day, payment will be made on the next succeeding Business Day with the same force and effect as if made on the date the payment was due, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

Reference is made to the further provisions of this Note set forth on the attached “Additional Terms of the Notes,” which further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Excel Maritime Carriers Ltd. has caused this instrument to be duly executed.

EXCEL MARITIME CARRIERS LTD.

By: ________________________________
Name:
Title:

Dated: October 10, 2007

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
DEUTSCHE BANK TRUST COMPANY AMERICAS

By DEUTSCHE BANK NATIONAL TRUST COMPANY, not in our individual capacity but solely as Trustee

By: ___________________________________
Name:
Title:

Additional Terms of the Notes

1.875% Convertible Senior Note due 2027

Excel Maritime Carriers, Ltd. a corporation organized under the laws of the The Republic of Liberia (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued this Note under an Indenture, dated as of October 10, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.  This Note is one of the Securities referred to in the Indenture initially issued in an aggregate principal amount of ONE HUNDRED AND FIFTY MILLION DOLLARS ($150,000,000).

1.    Further Provisions Relating to Interest

Liquidated Damages.  The Holder of this Note shall be entitled to receive Liquidated Damages as and to the extent provided in the Indenture and that certain Registration Rights Agreement.

Additional Amounts.  The Holder of this Note shall be entitled to receive Additional Amounts as and to the extent provided in the Indenture.

Additional Interest.  The Holder of this Note shall be entitled to receive Additional Interest as and to the extent provided in the Indenture.

2.    Method of Payment

The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at 5:00 p.m. (New York City time) on the Record Date with respect to the applicable Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date, except as otherwise provided in the Indenture.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Company shall make payments in respect of the Notes by check mailed to a Holder’s registered address or, with respect to Global Notes, by wire transfer.

3.    Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice.  The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar or co-registrar.

4.    Ranking

The Notes are senior unsecured obligations of the Company and rank equal in right of payment to all of the Company’s existing senior unsecured debt and senior to all of the Company’s future subordinated debt.

5.    Redemption

The Notes will not be subject to redemption prior to October 22, 2014 except as set forth in Section 3.01 of the Indenture.  On or after October 22, 2014, the Company shall have the right to redeem the Notes, in whole or in part, at any time or from time to time for a cash Redemption Price, as described in the Indenture, plus any accrued and unpaid interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) thereon up to, but not including, the Redemption Date.

If the Redemption Date is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay the related interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) to a Holder on such regular Record Date.

6.    Purchase at the Option of the Holder

Pursuant to Section 3.07 of the Indenture, the Notes, in whole or in part, shall be purchased by the Company at the option of the Holder on October 15, 2014, October 15, 2017 and October 15, 2022 or the next Business Day following such dates to the extent any such date is not a Business Day, in U.S. legal tender (“cash”) equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), thereon to, but excluding the Purchase Date.  No Notes may be purchased by the Company at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Notes, other than a default that is cured by payment of the Purchase Price with respect to the Notes.

Any Holder delivering to the Paying Agent a Purchase Notice shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with the provisions of the Indenture.  If the Purchase Notice is withdrawn during such period, the Company will not be obligated to purchase the related Notes.

7.    Purchase at the Option of Holders Upon a Fundamental Change

Pursuant to Section 3.08 of the Indenture, if a Fundamental Change occurs at any time that the Notes remain outstanding, the Notes shall be purchased by the Company, in whole or in part, at the option of the Holder thereof, as of the date that is 35 Business Days after the occurrence of the Fundamental Change, such date the Fundamental Change Purchase Date, at a purchase price equal to 100% of the principal amount plus, accrued and unpaid interest, if any to, but excluding, the Fundamental Change Purchase Date.  No Notes may be purchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to Fundamental Change Purchase Date.

If the Purchase Notice is withdrawn pursuant to Section 3.09 of the Indenture, the Company will not be obligated to purchase the related Notes.

8.    Conversion

Subject to and upon compliance with the provisions of the Indenture, this Note or any part hereof may be converted by a Holder into cash, shares of Class A Common Stock or a combination thereof, if any, at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity; provided, however, that this Note may be converted only during the periods and under the conditions specified in clauses (i) through (vii) of Section 10.01(a) of the Indenture.  The Settlement Amount deliverable upon any such conversion shall be as described in Section 10.02 of the Indenture.

9.    Denominations, Transfer, Exchange

The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  A Holder of this Note may transfer or exchange Notes in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder of this Note, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

10.  Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

12.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any Default or Event of Default may be waived by Notice to the Trustee by the Holders of at least a majority in aggregate principal amount of the outstanding Notes.  In certain circumstances set forth in the Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder.

13.  Defaults and Remedies

Subject to Section 11.02 of the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(ix) or 6.01(x) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued but unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on all the outstanding Notes to be immediately due and payable, except as provided in the Indenture. If an Event of Default specified in Section 6.01(ix) or 6.01(x) of the Indenture occurs and is continuing with respect to the Company, the principal of and accrued and unpaid interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on all the Notes then outstanding, will, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable.  Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such declaration with respect to the Notes and its consequences.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed or to convert the Note as provided in the Indenture.

14.  Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  Indenture and Notes Solely Corporate Obligations

No recourse for the payment of the principal of or interest on any Notes or for any claim based upon any Notes or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture or in any Notes or because of the creation of any indebtedness represented thereby shall be had against any incorporator, stockholder, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or any of the Company’s subsidiaries or of any successor thereto, either directly or through the Company or any of the Company’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessmentor penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Notes.

16.  Authentication

This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

17.  Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of Minors Act).

18.  GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

19.  CUSIP Number

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on the Notes and has directed the Trustee to use CUSIP numbers in all notices issued to Holders of this Note as a convenience to such Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any such notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture.

CONVERSION NOTICE

TO:	EXCEL MARITIME CARRIERS LTD. and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, and directs that the check in payment for cash and/or the shares of Class A Common Stock, as the case may be, issuable and deliverable upon such conversion, and any cash deliverable upon conversion in lieu of fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all taxes or duties payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Class A Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash, if any, and payment in cash for fractional shares is to be made, if to be made, other than to and in the name of the registered Holder:

Please print name and address
(Name)
(Street Address)
(City, State and Zip Code)

Principal amount to be converted (if less than all):	$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

PURCHASE NOTICE

TO:	EXCEL MARITIME CARRIERS LTD. and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Excel Maritime Carriers Ltd. (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages, Additional Interest and Additional Amounts, if any) to, but excluding, the Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): ______

Principal amount to be purchased
(if less than all, must be $1,000 or whole multiples thereof):   _____

Social Security or Other Taxpayer Identification Number: ______

FUNDAMENTAL CHANGE PURCHASE NOTICE

TO:	EXCEL MARITIME CARRIERS LTD. and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Excel Maritime Carriers Ltd. (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages, Additional Interest and Additional Amounts, if any) to, but excluding, the Fundamental Change Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be purchased by the Company as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable): _____

Principal amount to be purchased
(if less than all, must be $1,000 or whole multiples thereof): _____

Social Security or Other Taxpayer Identification Number: _____

ASSIGNMENT

For value received _________________ hereby sell(s) assign(s) and transfer(s) unto _____________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints _________________ attorney to transfer said Notes on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has become effective under the Securities Act), the undersigned confirms that such Notes are being transferred:

❒	To Excel Maritime Carriers Ltd. or a subsidiary thereof; or

❒	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

❒	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

❒	Pursuant to a Registration Statement which has become effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.